EXHIBIT 99
United Bancorp, Inc.
P. O. BOX 10 • MARTINS FERRY, OHIO 43935 • Phone: 740/633-BANK       Fax:740/633-1448
We are United to Better Serve You
PRESS RELEASE
United Bancorp, Inc.
201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contact:	James W. Everson	Randall M. Greenwood
	Chairman, President and CEO	Senior Vice President, CFO and Treasurer
Phone:	(740) 633-0445 Ext. 6120	(740) 633-0445 Ext. 6181
	ceo@unitedbancorp.com	cfo@unitedbancorp.com
FOR IMMEDIATE RELEASE: 12:00 PM July 27, 2011
Subject: United Bancorp, Inc. Reports a 7.7% Increase in Earnings for the Six Months Ended June 30, 2011
MARTINS FERRY, OHIO ♦♦♦ United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported net earnings of $1,490,000 for the six months ended June 30, 2011, compared to $1,384,000 for the six months ended June 30, 2010, an increase of 7.7%. On a per share basis, the Company’s diluted earnings were $0.30 for the six months ended June 30, 2011, as compared to $0.28 for the six months ended June 30, 2010. For the three months ended June 30, 2011 the Company reported net earnings of $752,000, compared to $701,000 for the three months ended June 30, 2010, an increase of 7.3%. On a per share basis, the Company’s three months diluted earnings were $0.15 for 2011, as compared to $0.14 for 2010, an increase of 7.1%.
Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, “The Company’s earnings for the six months ended June 30, 2011 generated an annualized 0.70% return on average assets (“ROA”) and a 8.20% return on average equity (“ROE”), compared to 0.61% ROA and 7.62% ROE for the six months ended June 30, 2010. Comparing the six months ended June 30, 2011 to 2010, the Company’s net interest margin was 4.23% compared to 3.92%, an increase of 31 basis points. This increase in the margin resulted in a $250,000 increase in net interest income for the six months ended June 30, 2011 as compared to the same period in 2010. Comparing the same periods, Customer Service Fees on deposits decreased $135,000. As the Company continues to implement government imposed regulations from the Dodd-Frank Act, regarding its courtesy overdraft program, the Company will continue to experience a decrease in customer service fees. The Company recognized a gain on sale of securities of $370,000 for the six months ended June 30, 2011 and the Company received $100,000 of a BOLI benefit in excess of surrender value. The Company sold its government sponsored mortgage—backed securities portfolio to take advantage of the favorable rate environment on these short term investments and provide liquidity to restructure the Company’s balance sheet to shift towards higher yielding loan relationships. On the expense side, the Company’s 2011 earnings were affected by a period over period increase of $412,000 in our provision for loan losses. The increase in the provision for loan losses was predicated primarily upon the economic challenges facing the banking industry. On a positive note, credit quality improvement was a focus during the first six months of 2011. While net loans charged off did increase for the six months ended June 30, 2011 as compared to the same period in 2010, the Company was able to move those charged off credits through the collection process and into Other Real Estate for Sale and begin to market these properties for sale. This resulted in an increase in Other Real Estate and resulted in comparable decrease in Non-Accrual Loans. Nonaccrual Loans to Total Loans decreased by nearly 50 basis points, going from 2.01% in 2010 to 1.52% for the same period in 2011. A declining trend in this area is very positive and the present level of nonaccrual loans to total loans is nearly half of that of our peer group.”
James W. Everson, UBCP’s Chairman, President and CEO stated, “Not being a participant in the government’s TARP program and managing through these difficult economic times these past couple years, while maintaining our generous dividend policy, are accomplishments of which we are proud.” Everson concluded, “We have a keen focus on credit quality and are projecting continued improvement in this area and in earnings. Based upon our current budget process, we are anticipating Earnings per Share of $0.62 this year-end 2011, up 19.2% from last year’s $0.52 EPS.”
United Bancorp, Inc. is headquartered in Martins Ferry, Ohio with total assets of approximately $419.1 million and total shareholder’s equity of approximately $36.4 million as of June 30, 2011. Through its single bank charter with its twenty banking offices and an operations center, The Citizens Savings Bank through its Community Bank Division serves the Ohio Counties of Athens, Fairfield and Hocking and through its Citizens Bank Division serves Belmont, Carroll, Harrison, Jefferson and Tuscarawas. United Bancorp, Inc. is a part of the Russell Microcap Index and trades on The NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.
Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or carry forward-looking statements, whether as a result of new information, future events or otherwise.

United Bancorp, Inc. (“UBCP”)

	For the Three Months Ended June 30,		%
	2011	2010	Change
Earnings
Total interest income	$5,211,582	$5,513,309	-5.47%

Total interest expense	1,219,591	1,714,970	-28.89%

Net interest income	3,991,991	3,798,339	5.10%
Provision for loan losses	494,399	370,187	33.55%

Service charges on deposit accounts	578,817	624,749	-7.35%
Net realized gains of sales on securities	—	—	—
Net realized gains on sale of loans	12,673	29,989	57.74%
BOLI benefit in excess of surrender value	100,000	—	—
Net realized (loss) gains on sale of other real estate and repossessions	(4,921)	2,345	—
Other noninterest income	207,920	201,392	3.24%
Total noninterest income	894,489	858,475	4.20%

Deposit insurance premiums	120,057	144,553	-16.95%
Provision for losses on foreclosed real estate	48,784	—	—
Other noninterest expense	3,303,493	3,326,538	-0.69%

Total noninterest expense	3,472,334	3,471,091	0.04%
Income tax expense	167,456	114,318	46.48%

Net income	$752,291	$701,218	7.28%
Per share
Earnings per common share — Basic	$0.15	$0.14	7.14%
Earnings per common share — Diluted	0.15	0.14	7.14%
Cash dividends paid	0.14	0.14	0.00%
Annualized yield based on quarter end close	6.34%	6.65%

Shares Outstanding
Average — Basic	4,759,315	4,677,145	—
Average — Diluted	4,789,314	4,694,992	—

For the Six Months Ended June 30,	%
2011	2010	Change
Earnings
Total interest income	$10,249,640	$11,043,384	-7.19%
Total interest expense	2,475,336	3,519,128	-29.66%

Net interest income	7,774,304	7,524,256	3.32%
Provision for loan losses	1,141,975	730,045	56.43%
Service charges on deposit accounts	1,022,916	1,158,067	-11.67%
Net realized gains of sales on securities	370,145	—	—
Net realized gains on sale of loans	42,569	43,637	-2.45%
BOLI benefit in excess of surrender value	100,000
Net realized losses on sale of Other real estate and repossessions	(4,921)	(767)	—

Other noninterest income	428,156	434,006	-1.35%
Total noninterest income	1,958,865	1,634,943	19.81%
Deposit Insurance premiums	207,051	239,563	-13.57%
Provision for losses on foreclosed real estate	48,784	—	—
Other Noninterest expense	6,511,418	6,603,010	-1.39%
Total noninterest expense	6,767,253	6,842,573	-1.10%
Income tax expense	333,696	202,819	64.53%

Net income	$1,490,245	$1,383,762	7.70%

Per share
Earnings per common share — Basic	$0.30	$0.28	7.14%
Earnings per common share — Diluted	0.30	0.28	7.14%
Cash dividends paid	0.28	0.28	0.00%
Shares Outstanding
Average — Basic	4,752,357	4,671,572	—
Average — Diluted	4,782,356	4,689,419	—
At quarter end
Total assets	$419,052,312	$452,855,825	-7.46%
Total assets (average)	427,344,000	452,192,000	-5.50%
Other real estate and repossessions (“OREO”)	2,175,333	1,347,696	61.41%

Gross loans	277,335,426	268,770,582	3.19%

Allowance for loan losses	2,781,935	2,729,377	1.93%
Net loans	274,553,491	266,041,205	3.20%
Non-accrual loans	4,216,656	5,400,000	-21.91%
Net loans charged off	1,098,756	390,683	181.24%
Average loans	278,130,000	262,310,000	6.03%
Securities and other restricted stock	103,821,945	114,117,350	-9.02%
Total deposits	325,303,150	343,962,443	-5.42%
Advances from the Federal Home Loan Bank	38,207,763	48,750,583	-21.63%
Repurchase Agreements	11,990,381	11,212,985	6.93%
Shareholders’ equity	36,354,232	36,231,906	0.34%

Shareholders’ equity (average)	36,354,000	36,341,905	0.03%
Stock data
Market value — last close (end of period)	$8.83	$8.42	4.87%
Dividend payout ratio	93.33%	100.00%	-6.67%
Price earnings ratio	14.72	x	16.19	x	1.41%
Book value (end of period)	7.61	7.74	-1.68%
Market price to book value	1.16	1.09	6.66%
Key performance ratios
Return on average assets (ROA)	0.70%	0.61%	0.09%
Return on average equity (ROE)	8.20%	7.62%	0.57%
Net interest margin (federal tax equivalent))	4.23%	3.92%	0.31%

Interest expense to average assets	1.16%	1.56%	-0.40%
Total allowance for loan losses to nonaccrual loans	65.97%	50.54%	15.43%

Total allowance for loan losses to total loans	1.00%	1.02%	-0.20%
Nonaccrual loans to total loans	1.52%	2.01%	-0.49%
Nonaccrual loans and OREO to total assets	1.53%	1.49%	0.04%
Net charge-offs to average loans	0.79%	0.30%	0.49%
Equity to assets at period end	8.68%	8.00%	0.67%
Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or carry forward-looking statements, whether as a result of new information, future events or otherwise.